     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 2000


                                                      REGISTRATION NO. 333-33108
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          BASIC ENERGY SERVICES, INC.*
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1389                         75-2441819
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                              406 NORTH BIG SPRING
                              MIDLAND, TEXAS 79701
                                 (915) 570-0829
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               KENNETH V. HUSEMAN
                                   PRESIDENT
                              406 NORTH BIG SPRING
                              MIDLAND, TEXAS 79701
                                 (915) 570-0829
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

            ANDREWS & KURTH L.L.P.                         VINSON & ELKINS L.L.P.
            600 TRAVIS, SUITE 4200                         2300 FIRST CITY TOWER
             HOUSTON, TEXAS 77002                               1001 FANNIN
                (713) 220-4200                              HOUSTON, TEXAS 77002
            ATTN: ROBERT V. JEWELL                             (713) 758-2222
                                                           ATTN: JEFFERY B. FLOYD

---------------

* Formerly known as Sierra Well Service, Inc.

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------


                        CALCULATION OF REGISTRATION FEE



--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM
                TITLE OF EACH CLASS OF                     AGGREGATE OFFERING           AMOUNT OF
              SECURITIES TO BE REGISTERED                      PRICE(1)(2)         REGISTRATION FEE(4)
--------------------------------------------------------------------------------------------------------
Common Stock(3)........................................        $68,080,000               $17,974


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(1) Includes common stock issuable upon exercise of the underwriters'
    over-allotment option.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).


(3) Includes preferred share purchase rights associated with the common stock.


(4) $15,939 was previously paid to the commission in connection with the initial filing fee of the Registration Statement on March 23, 2000.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq filing fee, the amounts set forth below are estimates:

Securities and Exchange Commission registration fee.........  $   15,939
NASD filing fee.............................................       6,537
Nasdaq listing fee..........................................      48,750
Printing and engraving expenses.............................     400,000
Legal fees and expenses.....................................     200,000
Accounting fees and expenses................................     150,000
Transfer agent and registrar fees...........................       3,500
Miscellaneous...............................................     175,274
                                                              ----------
          TOTAL.............................................  $1,000,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Basic Energy's certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of Basic Energy. As permitted by the DGCL, the certificate of incorporation provides that directors of Basic Energy shall have no personal liability to Basic Energy or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to Basic Energy or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of II-1 law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The following information relates to our securities issued or sold within the past three years which were not registered under the Securities Act of 1933 (giving effect to a 400-for-1 stock split in 2000):

          (i) In January 1997, we issued 4,000 shares of common stock to each Joey D. Fields and Dub W. Harrison as a bonus for services rendered as employees;

          (ii) In February 1997, we issued 88,555 shares of common stock to Southwest Royalties, Inc. for a total purchase price of $500,000;

          (iii) In July and August 1997, we issued an aggregate of 87,665 shares of common stock to Southwest Partners II, L.P. for a total purchase price of $1,672,000;

          (iv) In July, August, September and December 1997, we issued an aggregate of 892,225 shares of common stock to Southwest Partners III, L.P., for a total purchase price of $17,048,000;

          (v) In September 1997, we issued warrants (the "Warrants") to Joint Energy Development Investments Limited Partnership pursuant to a loan agreement as partial consideration for the loan, which Warrants were cancelled in March 1999; and

          (vi) In March 1999, we issued 500 shares of Series A Preferred Stock, 1,000 shares of Series B Preferred Stock and 1 share of Series C Preferred Stock to Joint Energy Development Investments II Limited Partnership in exchange for the cancellation of the Warrants.

     Simultaneously with the completion of this offering, we will issue notes and warrants convertible or exercisable into an aggregate of 278,334 shares of common stock (based on a estimated public offering price of $15.00 per share), valued at the initial public offering price, in connection with the acquisition of five well services businesses and the stock of one other corporation with four inactive rigs.

     We also may, at our discretion, issue and sell up to 500 shares of Series D Cumulative Preferred Stock at a purchase price of $10,000 per share to Enron North America Corp. or its affiliates on or about the time of the completion of this offering.

     Each of these transactions was effected without registration of the relevant security under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     a. Exhibits:


          1.1*           -- Form of Underwriting Agreement
          3.1+           -- Amended and Restated Certificate of Incorporation
          3.2+           -- Restated Bylaws
          3.3+           -- Certificate of Designations of Series A Cumulative
                            Preferred Stock
          3.4+           -- Certificate of Designations of Series B Convertible
                            Preferred Stock
          3.5+           -- Certificate of Designations of Series C Convertible
                            Preferred Stock
          3.6*           -- Form of Certificate of Designations for Series One Junior
                            Participating Preferred Stock (filed as Exhibit A to
                            Exhibit 4.2)
          3.7*           -- Form of Certificate of Designations for Series D
                            Cumulative Preferred Stock
          4.1*           -- Form of Stock Certificate representing one share of
                            common stock
          4.2*           -- Form of Stockholder Rights Agreement dated as of May   ,
                            2000 between the Registrant and American Stock Transfer &
                            Trust Company
          4.3*           -- Form of Rights Certificate (filed as Exhibit B to Exhibit
                            4.2)
          5.1*           -- Opinion of Andrews & Kurth L.L.P.
         10.1+           -- Form of Indemnification Agreement

             10.2+           -- 2000 Stock Option Plan
             10.3+           -- Employment Agreement dated as of March 16, 1999 with Kenneth V. Huseman
             10.4+           -- First Amendment to Employment Agreement dated as of March 21, 1999 with Kenneth V.
                                Huseman
             10.5*           -- Employment Agreement with Dub W. Harrison
             10.6*           -- Employment Agreement with Charles W. Swift
             10.7*           -- Employment Agreement with Ronald T. McClung
             10.8+           -- Securities Purchase Agreement dated as of March 31, 1999 with JEDI II
             10.9+           -- Registration Rights Agreement dated as of March 31, 1999 with JEDI II
             10.10+          -- Stockholders' Agreement dated as of March 31, 1999 with JEDI II and other stockholders named therein
             10.11+          -- Stockholders' Agreement dated as of March 21, 2000 with JEDI II and other stockholders named therein
             10.12+          -- Subordinated Loan Agreement dated as of March 31, 1999 with JEDI II
             10.13+          -- $25,000,000 Subordinated Note dated as of March 31, 1999 to JEDI II
             10.14+          -- Senior Loan Agreement dated as of March 31, 1999 with JEDI II as Senior Agent and the
                                Senior Lender
             10.15+          -- $24,408,000 Senior Note dated as of March 31, 1999 to JEDI II
             10.16*          -- Subscription Agreement dated as of June 1, 2000 between Basic Energy and Enron North
                                America Corp.
             10.17+          -- Stock Purchase Agreement dated as of March 1, 2000, as amended, with Turn Around
                                Trucking and other sellers named therein
             10.18+          -- Asset Purchase Agreement dated as of February 10, 2000 with Trinity
             10.19+          -- Acquisition Agreement dated as of March 14, 2000, as amended, with Gold Star and other sellers named therein
             10.20+          -- Stock Purchase Agreement dated as of February 29, 2000, as amended, with Eunice and the other sellers named therein
             10.21+          -- Stock Purchase Agreement dated as of December 29, 1999, as amended, with Harrison and the other sellers named therein
             10.22+          -- Stock Purchase Agreement dated as of February 8, 2000, as amended, with Sundown and the other sellers named therein
             10.23+          -- First Amendment to Loan Agreement dated as of March 31, 2000
             10.24**         -- Amended and Restated Subordinated Loan Agreement dated as of June   , 2000, with JEDI
                                II
             10.25*          -- Form of Financing Agreement with CIT dated as of June   , 2000
             21.1+           -- Subsidiaries of Basic Energy
             23.1+           -- Consent of KPMG LLP
             23.4*           -- Consent of Andrews & Kurth L.L.P. (Contained in Exhibit 5.1)
             24.1+           -- Power of Attorney (included on signature page)
             27.1+           -- Financial Data Schedule


---------------

     + Previously filed

     * Filed herewith

     ** To be filed by amendment

     b. Financial Statement Schedules

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (b) To provide to the underwriter(s) at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter(s) to permit prompt delivery to each purchaser.

          (c) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on June 16, 2000.


                                            BASIC ENERGY SERVICES, INC.

                                            By:    /s/ RONALD T. MCCLUNG
                                              ----------------------------------
                                            Name: Ronald T. McClung
                                            Title: Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED BELOW.


                      SIGNATURE                                                              DATE
                      ---------                                                              ----

                          *                                Chairman and Director        June 16, 2000
-----------------------------------------------------
                  H.H. Wommack, III

               /s/ KENNETH V. HUSEMAN                    President, Chief Executive     June 16, 2000
-----------------------------------------------------    Officer and Vice Chairman
                 Kenneth V. Huseman

                /s/ RONALD T. MCCLUNG                     Chief Financial Officer       June 16, 2000
-----------------------------------------------------  (Principal Accounting Officer)
                  Ronald T. McClung

                          *                                       Director              June 16, 2000
-----------------------------------------------------
                William M. Kerr, Jr.

                                                                  Director              June 16, 2000
-----------------------------------------------------
                   Paul L. Morris

                          *                                       Director              June 16, 2000
-----------------------------------------------------
                  William J. Myers

                          *                                       Director              June 16, 2000
-----------------------------------------------------
                    Steve Person

                          *                                       Director              June 16, 2000
-----------------------------------------------------
                  Clifford Strozier

             *By: /s/ RONALD T. MCCLUNG
  ------------------------------------------------
                  Ronald T. McClung
                  Attorney-in-Fact

                                 EXHIBIT INDEX


     EXHIBIT NUMBER                              DESCRIPTION
     --------------                              -----------
          1.1*           -- Form of Underwriting Agreement
          3.1+           -- Amended and Restated Certificate of Incorporation
          3.2+           -- Restated Bylaws
          3.3+           -- Certificate of Designations of Series A Cumulative
                            Preferred Stock
          3.4+           -- Certificate of Designations of Series B Convertible
                            Preferred Stock
          3.5+           -- Certificate of Designations of Series C Convertible
                            Preferred Stock
          3.6*           -- Form of Certificate of Designations for Series One Junior
                            Participating Preferred Stock (filed as Exhibit A to
                            Exhibit 4.2)
          3.7*           -- Form of Certificate of Designations for Series D
                            Cumulative Preferred Stock
          4.1*           -- Form of Stock Certificate representing one share of
                            common stock
          4.2*           -- Form of Stockholder Rights Agreement dated as of May   ,
                            2000 between the Registrant and American Stock Transfer &
                            Trust Company
          4.3*           -- Form of Rights Certificate (filed as Exhibit B to Exhibit
                            4.2)
          5.1*           -- Opinion of Andrews & Kurth L.L.P.
         10.1+           -- Form of Indemnification Agreement
         10.2+           -- 2000 Stock Option Plan
         10.3+           -- Employment Agreement dated as of March 16, 1999 with
                            Kenneth V. Huseman
         10.4+           -- First Amendment to Employment Agreement dated as of March
                            21, 1999 with Kenneth V. Huseman
         10.5*           -- Employment Agreement with Dub W. Harrison
         10.6*           -- Employment Agreement with Charles W. Swift
         10.7*           -- Employment Agreement with Ronald T. McClung
         10.8+           -- Securities Purchase Agreement dated as of March 31, 1999 with JEDI II
         10.9+           -- Registration Rights Agreement dated as of March 31, 1999 with JEDI II
         10.10+          -- Stockholders' Agreement dated as of March 31, 1999 with
                            JEDI II and other stockholders named therein
         10.11+          -- Stockholders' Agreement dated as of March 21, 2000 with
                            JEDI II and other stockholders named therein
         10.12+          -- Subordinated Loan Agreement dated as of March 31, 1999
                            with JEDI II
         10.13+          -- $25,000,000 Subordinated Note dated as of March 31, 1999 to JEDI II
         10.14+          -- Senior Loan Agreement dated as of March 31, 1999 with
                            JEDI II as Senior Agent and the Senior Lender
         10.15+          -- $24,408,000 Senior Note dated as of March 31, 1999 to
                            JEDI II
         10.16*          -- Subscription Agreement dated as of June 1, 2000 between
                            Basic Energy and Enron North America Corp.
         10.17+          -- Stock Purchase Agreement dated as of March 1, 2000, as
                            amended, with Turn Around Trucking and other sellers
                            named therein
         10.18+          -- Asset Purchase Agreement dated as of February 10, 2000
                            with Trinity
         10.19+          -- Acquisition Agreement dated as of March 14, 2000, as
                            amended, with Gold Star and other sellers named therein
         10.20+          -- Stock Purchase Agreement dated as of February 29, 2000, as amended, with Eunice and the other sellers named
                            therein

     EXHIBIT NUMBER                              DESCRIPTION
     --------------                              -----------
         10.21+          -- Stock Purchase Agreement dated as of December 29, 1999, as amended, with Harrison and the other sellers named
                            therein
         10.22+          -- Stock Purchase Agreement dated as of February 8, 2000, as amended, with Sundown and the other sellers named therein
         10.23+          -- First Amendment to Loan Agreement dated as of March 31,
                            2000
         10.24**         -- Amended and Restated Subordinated Loan Agreement dated as
                            of June   , 2000, with JEDI II
         10.25*          -- Form of Financing Agreement with CIT dated as of June   ,
                            2000
         21.1+           -- Subsidiaries of Basic Energy
         23.1+           -- Consent of KPMG LLP
         23.4*           -- Consent of Andrews & Kurth L.L.P. (Contained in Exhibit
                            5.1)
         24.1+           -- Power of Attorney (included on signature page)
         27.1+           -- Financial Data Schedule


---------------

     + Previously filed

     * Filed herewith

     ** To be filed by amendment